UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2020

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

 (Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 10, 2020, Avinger, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 53,318,186 shares of the Company’s common stock, representing approximately 63% of the voting power of the shares of the Company’s common stock as of October 20, 2020, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on October 26, 2020. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

Proposal No. 1 – Election of Directors: The following nominee was elected as a Class II director to serve until the 2023 annual meeting of stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-votes
James B. McElwee	16,972,572	2,830,029	33,515,585

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm: The appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020 was ratified:

Votes For	Votes Against	Abstentions	Broker Non-votes
47,996,801	3,169,464	2,151,921	-

Proposal No. 4 – Approval of the Adjournment of the Annual Meeting: The adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals was approved:

Votes For	Votes Against	Abstentions	Broker Non-votes
34,815,725	17,191,759	1,310,702	-

Item 8.01 Other Events.

The stockholders entitled to vote at the Annual Meeting voted to approve the proposal to adjourn the Annual Meeting (Proposal 4) for the purpose of continuing to solicit votes in favor of Proposal 3 contained in the Company’s Proxy Statement.

At the Annual Meeting, there were insufficient votes to approve Proposal 3, to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2021 annual meeting of stockholders without further approval or authorization of our stockholders. In accordance with Proposal 4, the Annual Meeting was adjourned to December 23, 2020, at 1:00 PM Pacific Time. The adjourned meeting will be held at the Company’s offices at 400 Chesapeake Drive, Redwood City, California 94063. A quorum was present for the authorization of the meeting of December 10, 2020, as there were present, in person or by proxy, a majority of all issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting.

At the adjourned Annual Meeting on December 23, 2020, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the definitive proxy statement the Company filed with the Securities and Exchange Commission on October 26, 2020. Valid proxies submitted prior to the reconvened Annual Meeting will continue to be valid for the upcoming reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

By:/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer

Date: December 11, 2020